Exhibit 99.1
Starbucks Reports Record Q3 Fiscal 2021 Results
Q3 Consolidated Net Revenues Up 78% to a Record $7.5 Billion
Q3 Comparable Store Sales Up 73% Globally; U.S. Up 83% with 10% Two-Year Growth
Q3 GAAP EPS $0.97; Record Non-GAAP EPS of $1.01 Driven by Strong U.S. Performance
China Surpasses 5,000 Stores, Pushing Global Store Count to Record 33,295
Active Starbucks® Rewards Membership in the U.S. Up 48% Year-Over-Year to 24.2 Million
Raising Full-Year Fiscal 2021 Margin and Earnings Per Share Guidance

SEATTLE; July 27, 2021 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal third quarter ended June 27, 2021. GAAP results in fiscal 2021 and fiscal 2020 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

“Starbucks delivered record performance in the third quarter, demonstrating powerful momentum beyond recovery. Our ability to move with speed and agility and to be out in front of shifting customer behaviors has helped further differentiate Starbucks, positioning us well for this moment,” said Kevin Johnson, president and ceo.

“As the Great Human Reconnection continues to unfold, our partners are rising to the occasion, ready to meet our customers wherever they need us to be – with the right store, in the right place, at the right time. Given the strength of our diverse portfolio and the elevated Starbucks Experience, as evidenced in our Q3 record results, we are raising our full-year financial outlook and are confident in our ability to continue to execute our ‘Growth at Scale’ agenda to unlock the full potential of the Starbucks brand,” concluded Johnson.

Q3 Fiscal 2021 Highlights

•Global comparable store sales increased 73%, driven by a 75% increase in comparable transactions, partially offset by a 1% decrease in average ticket
◦Americas comparable store sales increased 84%, driven by an 82% increase in comparable transactions and a 1% increase in average ticket; U.S. comparable store sales increased 83%, driven by an 80% increase in comparable transactions and a 1% increase in average ticket
◦International comparable store sales increased 41%, driven by a 55% increase in comparable transactions, partially offset by a 9% decline in average ticket; China comparable store sales increased 19%, driven by a 30% increase in transactions, partially offset by a 9% decline in average ticket; International and China comparable store sales include adverse impacts of approximately 5% and 6%, respectively, from lapping prior-year value-added tax exemptions in China
•The company opened 352 net new stores in the third quarter of fiscal 2021, yielding 3% year-over-year unit growth, ending the period with a record 33,295 stores globally, of which 51% and 49% were company-operated and licensed, respectively
◦Stores in the U.S. and China comprised 62% of the company’s global portfolio at the end of the third quarter of fiscal 2021, with 15,348 and 5,135 stores, respectively
•Consolidated net revenues of $7.5 billion grew 78% compared to the prior year, mainly driven by a 73% increase in comparable store sales primarily from lapping the unfavorable impact of business disruption in the prior year due to the COVID-19 pandemic and strength in U.S. company-operated sales in the current year
•GAAP operating margin of 19.9% increased from -16.7% in the prior year primarily driven by sales leverage from business recovery and the lapping of COVID-19 related costs in the prior year, as well as pricing in the Americas, partially offset by investments in wages and benefits for store partners; GAAP operating margin also benefited from higher restructuring activities in the prior year primarily associated with the Americas Trade Area Transformation

◦Non-GAAP operating margin of 20.5%, up from -12.6% in the prior year
•GAAP earnings per share of $0.97, up from a loss of $0.58 in the prior year
◦Non-GAAP earnings per share of $1.01, up from a loss of $0.46 in the prior year
•Starbucks® Rewards loyalty program 90-day active members in the U.S. increased to 24.2 million, up 48% year-over-year

Q3 Americas Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 27, 2021	Jun 28, 2020
Change in Comparable Store Sales (1)	84%	(41)%
Change in Transactions	82%	(53)%
Change in Ticket	1%	27%
Store Count	18,175	18,235	nm
Revenues	$5,400.3	$2,805.5	92%
Operating Income/(Loss)	$1,315.7	($404.9)	nm
Operating Margin/(Loss)	24.4%	(14.4)%	3,880 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the Americas segment grew 92% over Q3 FY20 to $5.4 billion in Q3 FY21, primarily driven by an 84% increase in company-operated comparable store sales driven primarily from lapping the unfavorable impact of business disruption in the prior year due to the COVID-19 pandemic and strength in U.S. company-operated sales in the current year.

Operating income increased to $1.3 billion in Q3 FY21, up from an operating loss of $404.9 million in Q3 FY20. Operating margin of 24.4% expanded 3,880 basis points, primarily driven by sales leverage from business recovery, the lapping of higher COVID-19 related costs in the prior year, pricing and benefits of the Americas Trade Area Transformation, partially offset by investments in wages and benefits for store partners coupled with increased supply chain costs due to inflationary pressures. The pandemic-related costs incurred in the prior year were largely catastrophe and service pay for store partners, partially offset by government subsidies. Operating margin also benefited from lower restructuring expenses primarily associated with the Americas Trade Area Transformation.

Q3 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 27, 2021	Jun 28, 2020
Change in Comparable Store Sales (1)	41%	(37)%
Change in Transactions	55%	(44)%
Change in Ticket	(9)%	13%
Store Count	15,120	13,945	8%
Revenues	$1,658.4	$949.6	75%
Operating Income/(Loss)	$318.3	($86.0)	nm
Operating Margin/(Loss)	19.2%	(9.1)%	2,830 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed. For the third quarter of fiscal 2021, the International segment's comparable store sales included a 5% adverse impact from lapping the prior-year value-added tax benefit in China.

Net revenues for the International segment grew 75% over Q3 FY20 to $1.7 billion in Q3 FY21, driven by a 41% increase in comparable store sales primarily due to lapping the impact of the COVID-19 pandemic in the prior year, higher product sales to and royalty revenues from our licensees including the lapping of temporary royalty relief granted in the prior year, 1,175 net new store openings, or 8% store growth, over the past 12 months, and a 10% favorable impact from foreign currency translation.

Operating income increased to $318.3 million in Q3 FY21 compared to an operating loss of $86.0 million in Q3 FY20. Operating margin of 19.2% increased from -9.1% in the prior year, primarily driven by sales leverage due to lapping the severe impact of the COVID-19 pandemic, including temporary royalty relief to international licensees and higher catastrophe wages in the prior year and, to a lesser extent, labor efficiencies across company-operated markets and favorability from higher temporary government subsidies.

Q3 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jun 27, 2021	Jun 28, 2020
Revenues	$414.0	$447.3	(7)%
Operating Income	$216.0	$124.2	74%
Operating Margin	52.2%	27.8%	2,440 bps

Net revenues for the Channel Development segment of $414.0 million in Q3 FY21 were 7% lower relative to Q3 FY20. The decline was primarily driven by a 20% unfavorable impact of Global Coffee Alliance transition-related activities, including a structural change in our single-serve business, partially offset by higher product sales and royalties in the Global Coffee Alliance and growth in our ready-to-drink business.

Operating income increased 74% to $216.0 million in Q3 FY21, up from $124.2 million in Q3 FY20. Operating margin expanded 2,440 basis points to 52.2%, primarily due to Global Coffee Alliance related activities, including the structural change in our single-serve business and growth in our ready-to-drink business.

Fiscal 2021 Guidance
Please note that Starbucks fiscal year 2021 is a 53-week year instead of the usual 52 weeks. The impact of the 53rd week will be reflected in our results for the fourth quarter of fiscal 2021. All guidance for the metrics noted below is for fiscal year 2021 on a 53-week basis except comparable store sales growth metrics, which are relative to fiscal year 2020 on a 52-week basis and Q4 fiscal 2020 on a 13-week basis.

Q4 Fiscal 2021 Guidance
The company introduces the following Q4 fiscal 2021 guidance:
•Global comparable store sales growth of 18% to 21%
•Americas and U.S. comparable store sales growth of 22% to 25%
•International comparable store sales growth in the mid to high single-digits
◦China comparable store sales growth roughly flat

Full Year Fiscal 2021 Guidance
The company updates the following fiscal year 2021 guidance:
•Global comparable store sales growth of 20% to 21%
▪(previously 18% to 23%)
•Americas and U.S. comparable store sales growth of 21% to 22%
▪(previously 17% to 22%)
•International comparable store sales growth of 15% to 17%
▪(previously 25% to 30%)
◦China comparable store sales growth of 18% to 20%
▪(previously 27% to 32%)
•Americas approximately 800 new store openings and approximately zero net new stores
▪(previously approximately 850 new store openings and approximately 50 net new stores)
•International approximately 1,350 new store openings and 1,100 net new stores
▪(previously approximately 1,300 new store openings and 1,050 net new stores)
•Consolidated revenue of $29.1 billion to $29.3 billion, inclusive of a $500 million impact attributable to the 53rd week
▪(previously $28.5 billion to $29.3 billion, inclusive of a $500 million impact attributable to the 53rd week)
•Channel Development revenue of $1.5 billion to $1.6 billion
▪(previously $1.4 billion to $1.6 billion)
•Consolidated GAAP operating margin of approximately 17%
▪(previously 15% to 16%)
•Consolidated non-GAAP operating margin of approximately 18%
▪(previously 16.5% to 17.5%)
•GAAP and non-GAAP effective tax rates in the low 20%s
▪(previously low to mid-20%s)
•Capital expenditures of approximately $1.7 billion
▪(previously approximately $1.9 billion)
•GAAP EPS in the range of $2.97 to $3.02, inclusive of a $0.10 impact attributable to the 53rd week
▪(previously $2.65 to $2.75, inclusive of a $0.10 impact attributable to the 53rd week)
•Non-GAAP EPS in the range of $3.20 to $3.25 inclusive of a $0.10 impact attributable to the 53rd week
▪(previously $2.90 to $3.00, inclusive of a $0.10 impact attributable to the 53rd week)

The company reiterates the following fiscal year 2021 guidance:
•Approximately 2,150 new store openings and 1,100 net new Starbucks stores globally
◦Approximately 600 net new stores in China
•Interest expense of approximately $470 million to $480 million

Please note, the guidance provided above is dependent on our current expectations, which may be impacted by evolving external conditions, virus resurgences, local safety guidelines, shifts in customer routines, preferences and mobility as well as tax policy changes.

Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

The company will provide additional information regarding its business outlook during its regularly scheduled quarterly earnings conference call today; this information will also be available following the call on the company’s website at http://investor.starbucks.com which the company uses as a tool to disclose important information about the company and complying with its disclosure obligations under Regulation FD.

Company Updates

1.In June, the company announced the promotions of John Culver to group president, North America and chief operating officer, Michael Conway to group president, International and Channel Development, and Michelle Burns to executive vice president, Global Coffee, Tea and Cocoa. These changes were effective as of June 28, 2021.

2.Announced yesterday, the company has agreed to sell its 50% ownership share of Starbucks Coffee Korea Co., Ltd. Joint venture partner E-Mart Inc. (Shinsegae Group) ("E-Mart") will acquire an additional 17.5% interest in Starbucks Coffee Korea Co., Ltd., giving E-Mart 67.5% ownership of Starbucks operations in South Korea. In addition, the company has agreed to sell its remaining ownership share of Starbucks Coffee Korea Co., Ltd. to Apfin Investment Pte Ltd, an affiliate of GIC Private Limited, which is a Singapore sovereign wealth fund. This will give GIC a 32.5% ownership stake in Starbucks Coffee Korea Co., Ltd. As with all of Starbucks licensed markets, the company will continue to maintain a strong relationship with Starbucks Coffee Korea, leveraging Starbucks key global success drivers to enhance the local Starbucks Experience for customers and partners in Korea.

3.In May, the company announced Starbucks Coffee Japan would transition all 350 free-standing company-operated stores, approximately 20% of its portfolio, to 100% renewable energy by the end of October 2021 as a part of Starbucks global commitment to decrease carbon emissions by 50% by 2030. The energy powering these stores is locally sourced and locally consumed, and ranges from solar, water, wind and geothermal power sources depending on the natural resources of local communities.

4.In June, the company safely reintroduced personal reusable cups across company-operated stores in the U.S. Bringing back personal reusable cups is a key part of the company's ongoing commitment to reduce single-use cup waste and goal to reduce waste by 50% by 2030. To encourage customers to choose reusable and reduce single-use cup waste, company-operated stores will continue to offer customers a $0.10 discount when they provide their own personal cup.

5.The Board of Directors declared a cash dividend of $0.45 per share, payable on August 27, 2021, to shareholders of record as of August 12, 2021.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo, and Rachel Ruggeri, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, August 27, 2021.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 33,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “remain,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to: the estimated financial impact related to the COVID-19 pandemic including the outlook, guidance and projections for revenues, earnings per share, operating income, operating margins, comparable store sales, net new stores, capital expenditures, interest expense and fiscal 2021 guidance; the nature and extent of the continuing impact of COVID-19 on our business, operations and financial results; our sustainability goals and initiatives; the recovery of our business; our ability to emerge from this global crisis and drive long-term growth; and the expected sale of our ownership share in and our future relationship with Starbucks Coffee Korea Co. These forward-looking statements do not represent historical data, are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors, including, but not limited to: further spread of COVID-19 and its variants; regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements and the duration and efficacy of such restrictions and the world-wide distribution and acceptance of vaccines; the potential for a resurgence of COVID-19 infections in a given geographic region after it has hit its “peak”; fluctuations in U.S. and international economies and currencies; our ability to preserve, grow and leverage our brands; the ability of our business partners and third-party providers to fulfill their responsibilities and commitments; potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; costs associated with, and the successful execution of, the company’s initiatives and plans, including the successful expansion of our Global Coffee Alliance with Nestlé; our ability to obtain financing on acceptable terms; the acceptance of the company’s products by our customers, evolving consumer preferences and tastes and the availability of consumer financing; changes in the availability and cost of labor; significant increased logistic costs, including but not limited to inflationary pressures; the impact of competition; inherent risks of operating a global business; the prices and availability of coffee, dairy and other raw materials; the effect of legal proceedings; and the effects of changes in tax laws and related guidance and regulations that may be implemented and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” sections of Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2020 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2021. The company assumes no obligation to update any of these forward-looking statements.

Non-GAAP Financial Measures
Certain non-GAAP measures included in our press release and in our investor conference call related to these results were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

Two-year Comparable Store Sales
The two-year comparable store sales metric discussed in today's investor conference call is calculated as ((1 + % change in comparable store sales in FY20) * (1 + % change in comparable store sales in FY21)) - 1. Refer to footnote 1 in the Segment Results and Supplemental Information sections in this press release for definitions of change in comparable store sales.

Key Metrics
Our financial results and long-term growth model will continue to be driven by new store openings, comparable store sales and operating margin management. These key operating metrics are important indicators for the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Greg Smith	Maggie Jantzen
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jun 27, 2021	Jun 28, 2020	% Change	Jun 27, 2021	Jun 28, 2020
				As a % of total net revenues
Net revenues:
Company-operated stores	$6,363.1	$3,444.4	84.7%	84.9%	81.6%
Licensed stores	680.2	300.5	126.4	9.1	7.1
Other	453.2	477.2	(5.0)	6.0	11.3
Total net revenues	7,496.5	4,222.1	77.6	100.0	100.0
Product and distribution costs	2,206.0	1,484.0	48.7	29.4	35.1
Store operating expenses	2,966.9	2,537.8	16.9	39.6	60.1
Other operating expenses	71.4	133.6	(46.6)	1.0	3.2
Depreciation and amortization expenses	354.3	361.0	(1.9)	4.7	8.6
General and administrative expenses	494.9	399.9	23.8	6.6	9.5
Restructuring and impairments	19.8	78.1	(74.6)	0.3	1.8
Total operating expenses	6,113.3	4,994.4	22.4	81.5	118.3
Income from equity investees	105.5	68.4	54.2	1.4	1.6
Operating income/(loss)	1,488.7	(703.9)	nm	19.9	(16.7)
Interest income and other, net	36.0	12.7	183.5	0.5	0.3
Interest expense	(113.4)	(120.8)	(6.1)	(1.5)	(2.9)
Earnings/(loss) before income taxes	1,411.3	(812.0)	nm	18.8	(19.2)
Income tax expense/(benefit)	257.1	(133.9)	nm	3.4	(3.2)
Net earnings/(loss) including noncontrolling interests	1,154.2	(678.1)	nm	15.4	(16.1)
Net earnings attributable to noncontrolling interests	0.8	0.3	166.7	—	—
Net earnings/(loss) attributable to Starbucks	$1,153.4	$(678.4)	nm	15.4%	(16.1)%
Net earnings/(loss) per common share - diluted	$0.97	$(0.58)	nm
Weighted avg. shares outstanding - diluted	1,186.2	1,168.5
Cash dividends declared per share	$0.45	$0.41
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				46.6%	73.7%
Effective tax rate including noncontrolling interests				18.2%	16.5%

	Three Quarters Ended			Three Quarters Ended
	Jun 27, 2021	Jun 28, 2020	% Change	Jun 27, 2021	Jun 28, 2020
				As a % of total net revenues
Net revenues:
Company-operated stores	$17,742.8	$13,991.0	26.8%	84.8%	80.8%
Licensed stores	1,889.0	1,782.4	6.0	9.0	10.3
Other	1,282.1	1,541.5	(16.8)	6.1	8.9
Total net revenues	20,913.9	17,314.9	20.8	100.0	100.0
Product and distribution costs	6,247.5	5,718.2	9.3	29.9	33.0
Store operating expenses	8,657.6	8,080.7	7.1	41.4	46.7
Other operating expenses	250.8	330.3	(24.1)	1.2	1.9
Depreciation and amortization expenses	1,087.0	1,068.3	1.8	5.2	6.2
General and administrative expenses	1,431.4	1,240.6	15.4	6.8	7.2
Restructuring and impairments	115.0	83.7	37.4	0.5	0.5
Total operating expenses	17,789.3	16,521.8	7.7	85.1	95.4
Income from equity investees	265.3	210.3	26.2	1.3	1.2
Operating income	3,389.9	1,003.4	237.8	16.2	5.8
Interest income and other, net	68.6	30.7	123.5	0.3	0.2
Interest expense	(349.2)	(312.1)	11.9	(1.7)	(1.8)
Earnings before income taxes	3,109.3	722.0	330.7	14.9	4.2
Income tax expense	673.6	190.0	254.5	3.2	1.1
Net earnings including noncontrolling interests	2,435.7	532.0	357.8	11.6	3.1
Net earnings/(loss) attributable to noncontrolling interests	0.8	(3.7)	nm	—	—
Net earnings attributable to Starbucks	$2,434.9	$535.7	354.5	11.6%	3.1%
Net earnings per common share - diluted	$2.06	$0.45	357.8%
Weighted avg. shares outstanding - diluted	1,184.7	1,182.7
Cash dividends declared per share	$1.80	$1.23
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				48.8%	57.8%
Effective tax rate including noncontrolling interests				21.7%	26.3%

Segment Results (in millions)

Americas

	Jun 27, 2021	Jun 28, 2020	% Change	Jun 27, 2021	Jun 28, 2020
Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$4,929.8	$2,568.9	91.9%	91.3%	91.6%
Licensed stores	468.5	235.5	98.9	8.7	8.4
Other	2.0	1.1	81.8	—	—
Total net revenues	5,400.3	2,805.5	92.5	100.0	100.0
Product and distribution costs	1,416.2	805.6	75.8	26.2	28.7
Store operating expenses	2,346.8	2,054.4	14.2	43.5	73.2
Other operating expenses	39.7	40.7	(2.5)	0.7	1.5
Depreciation and amortization expenses	188.9	191.3	(1.3)	3.5	6.8
General and administrative expenses	73.2	62.2	17.7	1.4	2.2
Restructuring and impairments	19.8	56.2	(64.8)	0.4	2.0
Total operating expenses	4,084.6	3,210.4	27.2	75.6	114.4
Operating income/(loss)	$1,315.7	$(404.9)	nm	24.4%	(14.4)%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				47.6%	80.0%

Three Quarters Ended
Net revenues:
Company-operated stores	$13,483.1	$10,903.5	23.7%	91.3%	89.8%
Licensed stores	1,278.8	1,237.0	3.4	8.7	10.2
Other	6.2	5.8	6.9	—	0.1
Total net revenues	14,768.1	12,146.3	21.6	100.0	100.0
Product and distribution costs	3,920.0	3,442.2	13.9	26.5	28.3
Store operating expenses	6,788.7	6,427.3	5.6	46.0	52.9
Other operating expenses	124.4	125.1	(0.6)	0.8	1.0
Depreciation and amortization expenses	563.9	571.9	(1.4)	3.8	4.7
General and administrative expenses	221.7	202.8	9.3	1.5	1.7
Restructuring and impairments	115.0	61.9	85.8	0.8	0.5
Total operating expenses	11,733.7	10,831.2	8.3	79.5	89.2
Operating income	$3,034.4	$1,315.1	130.7%	20.5%	10.8%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				50.3%	58.9%

International

	Jun 27, 2021	Jun 28, 2020	% Change	Jun 27, 2021	Jun 28, 2020
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,433.3	$875.5	63.7%	86.4%	92.2%
Licensed stores	211.7	65.0	225.7	12.8	6.8
Other	13.4	9.1	47.3	0.8	1.0
Total net revenues	1,658.4	949.6	74.6	100.0	100.0
Product and distribution costs	501.7	337.7	48.6	30.3	35.6
Store operating expenses	620.1	483.4	28.3	37.4	50.9
Other operating expenses	38.3	37.5	2.1	2.3	3.9
Depreciation and amortization expenses	129.7	128.5	0.9	7.8	13.5
General and administrative expenses	92.3	66.1	39.6	5.6	7.0
Restructuring and impairments	—	(0.2)	nm	—	—
Total operating expenses	1,382.1	1,053.0	31.3	83.3	110.9
Income from equity investees	42.0	17.4	141.4	2.5	1.8
Operating income/(loss)	$318.3	$(86.0)	nm	19.2%	(9.1)%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				43.3%	55.2%

Three Quarters Ended
Net revenues:
Company-operated stores	$4,259.7	$3,087.5	38.0%	86.5%	84.5%
Licensed stores	610.2	545.4	11.9	12.4	14.9
Other	53.8	22.4	140.2	1.1	0.6
Total net revenues	4,923.7	3,655.3	34.7	100.0	100.0
Product and distribution costs	1,535.6	1,213.9	26.5	31.2	33.2
Store operating expenses	1,868.9	1,653.4	13.0	38.0	45.2
Other operating expenses	101.8	105.1	(3.1)	2.1	2.9
Depreciation and amortization expenses	413.1	385.2	7.2	8.4	10.5
General and administrative expenses	254.7	196.9	29.4	5.2	5.4
Restructuring and impairments	—	(0.6)	nm	—	—
Total operating expenses	4,174.1	3,553.9	17.5	84.8	97.2
Income from equity investees	95.0	73.1	30.0	1.9	2.0
Operating income	$844.6	$174.5	384.0%	17.2%	4.8%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				43.9%	53.6%

Channel Development

	Jun 27, 2021	Jun 28, 2020	% Change	Jun 27, 2021	Jun 28, 2020
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$414.0	$447.3	(7.4)%
Product and distribution costs	268.3	319.9	(16.1)	64.8%	71.5%
Other operating expenses	(9.9)	51.4	nm	(2.4)	11.5
Depreciation and amortization expenses	0.2	0.3	(33.3)	—	0.1
General and administrative expenses	2.9	2.5	16.0	0.7	0.6
Total operating expenses	261.5	374.1	(30.1)	63.2	83.6
Income from equity investees	63.5	51.0	24.5	15.3	11.4
Operating income	$216.0	$124.2	73.9%	52.2%	27.8%

Three Quarters Ended
Net revenues	$1,155.3	$1,461.0	(20.9)%
Product and distribution costs	733.8	1,010.3	(27.4)	63.5%	69.2%
Other operating expenses	14.2	89.7	(84.2)	1.2	6.1
Depreciation and amortization expenses	0.9	0.9	—	0.1	0.1
General and administrative expenses	7.4	8.0	(7.5)	0.6	0.5
Total operating expenses	756.3	1,108.9	(31.8)	65.5	75.9
Income from equity investees	170.3	137.2	24.1	14.7	9.4
Operating income	$569.3	$489.3	16.3%	49.3%	33.5%

Corporate and Other

	Jun 27, 2021	Jun 28, 2020	% Change
Quarter Ended
Net revenues	$23.8	$19.7	20.8%
Product and distribution costs	19.8	20.8	(4.8)
Other operating expenses	3.3	4.0	(17.5)
Depreciation and amortization expenses	35.5	40.9	(13.2)
General and administrative expenses	326.5	269.1	21.3
Restructuring and impairments	—	22.1	nm
Total operating expenses	385.1	356.9	7.9
Operating loss	$(361.3)	$(337.2)	7.1%

Three Quarters Ended
Net revenues	$66.8	$52.3	27.7%
Product and distribution costs	58.1	51.8	12.2
Other operating expenses	10.4	10.4	—
Depreciation and amortization expenses	109.1	110.3	(1.1)
General and administrative expenses	947.6	832.9	13.8
Restructuring and impairments	—	22.4	nm
Total operating expenses	1,125.2	1,027.8	9.5
Operating loss	$(1,058.4)	$(975.5)	8.5%
Corporate and Other primarily consists of our unallocated corporate operating expenses and Evolution Fresh.

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Jun 27, 2021	Sep 27, 2020
ASSETS
Current assets:
Cash and cash equivalents	$4,753.1	$4,350.9
Short-term investments	153.6	281.2
Accounts receivable, net	911.2	883.4
Inventories	1,548.2	1,551.4
Prepaid expenses and other current assets	565.6	739.5
Total current assets	7,931.7	7,806.4
Long-term investments	285.9	206.1
Equity investments	535.3	478.7
Property, plant and equipment, net	6,151.4	6,241.4
Operating lease, right-of-use asset	8,065.2	8,134.1
Deferred income taxes, net	1,851.0	1,789.9
Other long-term assets	586.3	568.6
Other intangible assets	398.0	552.1
Goodwill	3,672.0	3,597.2
TOTAL ASSETS	$29,476.8	$29,374.5
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,127.0	$997.9
Accrued liabilities	1,791.4	1,160.7
Accrued payroll and benefits	741.0	696.0
Income taxes payable	204.8	98.2
Current portion of operating lease liability	1,308.4	1,248.8
Stored value card liability and current portion of deferred revenue	1,628.3	1,456.5
Short-term debt	—	438.8
Current portion of long-term debt	998.9	1,249.9
Total current liabilities	7,799.8	7,346.8
Long-term debt	13,619.2	14,659.6
Operating lease liability	7,597.8	7,661.7
Deferred revenue	6,491.4	6,598.5
Other long-term liabilities	762.9	907.3
Total liabilities	36,271.1	37,173.9
Shareholders' deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,179.0 and 1,173.3 shares, respectively	1.2	1.2
Additional paid-in capital	729.3	373.9
Retained deficit	(7,501.6)	(7,815.6)
Accumulated other comprehensive loss	(29.7)	(364.6)
Total shareholders’ deficit	(6,800.8)	(7,805.1)
Noncontrolling interests	6.5	5.7
Total deficit	(6,794.3)	(7,799.4)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$29,476.8	$29,374.5

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	Three Quarters Ended
	Jun 27, 2021	Jun 28, 2020
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$2,435.7	$532.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,146.2	1,124.0
Deferred income taxes, net	(113.2)	20.0
Income earned from equity method investees	(238.3)	(182.3)
Distributions received from equity method investees	226.7	165.6
Stock-based compensation	255.3	188.0
Non-cash lease costs	931.7	902.4
Loss on retirement and impairment of assets	204.7	124.6
Other	(6.8)	63.7
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(13.1)	13.4
Inventories	8.4	(51.7)
Prepaid expenses and other current assets	216.8	(492.1)
Income taxes payable	128.9	(1,224.5)
Accounts payable	108.2	(320.3)
Deferred revenue	52.4	92.0
Operating lease liability	(1,029.8)	(918.2)
Other operating assets and liabilities	154.6	70.5
Net cash provided by operating activities	4,468.4	107.1
INVESTING ACTIVITIES:
Purchases of investments	(367.3)	(297.4)
Sales of investments	130.4	133.5
Maturities and calls of investments	298.7	10.0
Additions to property, plant and equipment	(985.7)	(1,138.4)
Other	(62.3)	(39.4)
Net cash used in investing activities	(986.2)	(1,331.7)
FINANCING ACTIVITIES:
Repayments of commercial paper	(296.5)	—
Net proceeds from issuance of short-term debt	215.6	1,157.2
Repayments of short-term debt	(346.2)	(220.7)
Proceeds from issuance of long-term debt	—	4,727.6
Repayments of long-term debt	(1,250.0)	—
Proceeds from issuance of common stock	191.6	98.9
Cash dividends paid	(1,588.2)	(1,444.2)
Repurchase of common stock	—	(1,698.9)
Minimum tax withholdings on share-based awards	(94.2)	(89.1)
Other	—	(37.8)
Net cash provided by/(used in) financing activities	(3,167.9)	2,493.0
Effect of exchange rate changes on cash and cash equivalents	87.9	10.9
Net increase in cash and cash equivalents	402.2	1,279.3
CASH AND CASH EQUIVALENTS:
Beginning of period	4,350.9	2,686.6
End of period	$4,753.1	$3,965.9
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$373.6	$274.3
Income taxes	$407.9	$1,691.1

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.

U.S. Supplemental Data

	Quarter Ended
($ in millions)	Jun 27, 2021	Jun 28, 2020	Change (%)
Revenues	$4,984.6	$2,621.1	90%
Change in Comparable Store Sales (1)	83%	(40)%
Change in Transactions	80%	(52)%
Change in Ticket	1%	25%
Store Count	15,348	15,243	1%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. The results from Siren Retail operations are not reflected in comparable store sales. Comparable store sales include stores that were temporarily closed as a result of the COVID-19 pandemic and exclude stores identified for permanent closure.

China Supplemental Data

	Quarter Ended
($ in millions)	Jun 27, 2021	Jun 28, 2020	Change (%)
Revenues	$905.2	$624.4	45%
Change in Comparable Store Sales (1)	19%	(19)%
Change in Transactions	30%	(27)%
Change in Ticket	(9)%	10%
Store Count	5,135	4,447	15%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates, stores identified for permanent closure and Siren Retail stores. Comparable store sales include stores that were temporarily closed as a result of the COVID-19 pandemic, and for the third quarter of fiscal 2021, included a 6% adverse impact from lapping the prior-year value-added tax benefit.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jun 27, 2021	Jun 28, 2020	Jun 27, 2021	Jun 28, 2020	Jun 27, 2021	Jun 28, 2020
Americas:
Company-operated stores	40	(34)	(249)	43	9,860	10,017
Licensed stores	15	(2)	70	125	8,315	8,218
Total Americas	55	(36)	(179)	168	18,175	18,235
International:
Company-operated stores	177	117	485	394	7,013	6,254
Licensed stores	120	49	329	362	8,107	7,691
Total International	297	166	814	756	15,120	13,945
Total Company	352	130	635	924	33,295	32,180

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP G&A, non-GAAP operating income/(loss), non-GAAP operating income/(loss) growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings/(loss) per share exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income/(loss), non-GAAP operating income/(loss) growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings/(loss) per share are general and administrative expenses, operating income/(loss), operating income/(loss) growth, operating margin, effective tax rate and diluted net earnings/(loss) per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs relating to the write-down of certain company-operated store and intangible assets. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Integration costs	Management excludes integration costs and amortization of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.
Nestlé transaction and integration-related costs	Management excludes the transaction and integration-related costs related to the Global Coffee Alliance with Nestlé (inclusive of incremental costs to grow and develop the alliance) for reasons discussed above.

Non-GAAP G&A, non-GAAP operating income/(loss), non-GAAP operating income/(loss) growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings/(loss) per share may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

Certain non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

($ in millions)	Quarter Ended
Consolidated	Jun 27, 2021	Jun 28, 2020	Change
General and administrative expenses, as reported (GAAP)	$494.9	$399.9	23.8%
Restructuring and impairment costs (1)	—	(0.1)
Integration costs (2)	(4.9)	(3.3)
Non-GAAP G&A	$490.0	$396.5	23.6%
Non-GAAP G&A as a % of total net revenues (4)	6.5%	9.4%

Operating income/(loss), as reported (GAAP)	$1,488.7	$(703.9)	nm
Restructuring and impairment costs (1)	19.8	78.2
Integration costs (2)	54.7	60.5
Nestlé transaction and integration-related costs (3)	(22.8)	35.0
Non-GAAP operating income/(loss)	$1,540.4	$(530.2)	nm

Operating margin, as reported (GAAP)	19.9%	(16.7)%	3,660 bps
Restructuring and impairment costs (1)	0.3	1.9
Integration costs (2)	0.6	1.4
Nestlé transaction and integration-related costs (3)	(0.3)	0.8
Non-GAAP operating margin	20.5%	(12.6)%	3,310 bps

Diluted net earnings/(loss) per share, as reported (GAAP)	$0.97	$(0.58)	nm
Restructuring and impairment costs (1)	0.02	0.07
Integration costs (2)	0.05	0.05
Nestlé transaction and integration-related costs (3)	(0.02)	0.03
Income tax effect on Non-GAAP adjustments (5)	(0.01)	(0.03)
Non-GAAP earnings/(loss) per share	$1.01	$(0.46)	nm
(1)Represents costs associated with our restructuring efforts, primarily asset impairments, accelerated amortization of right-of-use lease assets and severance related to certain company-operated store closures and impairment of an intangible asset.
(2)Includes amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs
(3)Represents costs associated with the Global Coffee Alliance with Nestlé and a change in estimate relating to a transaction cost accrual.
(4)Non-GAAP G&A as a percentage of total net revenues for the third quarter of fiscal 2021 was 6.5%. Non-GAAP G&A as a percentage of total net revenues for fiscal years 2020 and 2019 was 7.1% and 6.5%, respectively. Refer to the Starbucks Investor Relations website for additional information regarding historical non-GAAP information.
(5)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q3 QTD FY21 NON-GAAP DISCLOSURE DETAILS
(Pretax $ in millions and USD)

Q3 QTD FY21	Americas	International	Channel Development	Corporate and Other	Consolidated
Statement of Earnings Line Item	Restructuring and Impairment Costs	Integration Costs	Nestlé Transaction and Integration-Related Costs	Integration Costs	Total Non-GAAP Adjustment
Net revenue
Production and distribution costs					—
Store operating expenses		5.0			5.0
Other operating expenses			(22.8)		(22.8)
Depreciation and amortization expenses		44.8			44.8
General and administrative expenses		4.8		0.1	4.9
Restructuring and impairments	19.8				19.8
Income from equity investees					—
Total impact to operating income	(19.8)	(54.6)	22.8	(0.1)	(51.7)

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

Year Ended
Consolidated	Oct 3, 2021
(Projected 53-weeks)
Operating Margin (GAAP)	17.0%
Integration costs (1)	0.7%
Restructuring costs (2)	0.4%
Nestlé transaction and integration-related costs (3)	(0.1)%
Non-GAAP Operating Margin	18.0%

Diluted net earnings per share (GAAP)	$2.97 - $3.02
Integration costs (1)	0.20
Restructuring costs (2)	0.11
Nestlé transaction and integration-related costs (3)	(0.02)
Income tax effect on Non-GAAP adjustments (4)	(0.06)
Non-GAAP earnings per share	$3.20 - $3.25

(1)Includes amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.
(2)Represents costs associated with our restructuring efforts in the U.S. and Canada company-operated businesses.
(3)Represents costs associated with the Global Coffee Alliance with Nestlé.
(4)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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